SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities  Exchange Act of
1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                             MacDermid, Incorporated

 (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             MACDERMID Incorporated
                               245 Freight Street
                            Waterbury, CT. 06702-0671

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD April 27, 2004

     The Annual Meeting of Shareholders of MacDermid, Incorporated ("MacDermid") will be held at MacDermid's corporate headquarters located at 245 Freight Street, Waterbury, CT. 06702 on Tuesday, April 27, 2004 at 3:00 P.M. EDT, for the following purposes:

1. To elect six (6) directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. To consider and act upon the ratification of the appointment of KPMG L.L.P. as independent accountants for 2004;

3. To consider and act upon an amendment to the 2001 Key Executive Performance Equity Plan;

4.     To consider and act upon an amendment to the 1995 Equity Incentive Plan;
and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 3, 2004 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the annual meeting, please promptly vote, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting.

     Your proxy vote is very important. Prompt return of your proxy will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.

                                   By Order of the Board of Directors.

Waterbury, Connecticut
March 15, 2004

(IN ORDER TO AVOID UNNECESSARY EXPENSE), we urge you to indicate voting instructions on the enclosed proxy and date, sign and return it promptly PRIOR to the meeting in the envelope provided.


                                    MACDERMID
                                  Incorporated
                               245 Freight Street
                        Waterbury, Connecticut 06702-0671


                                 PROXY STATEMENT
                                     GENERAL
     The accompanying proxy is being solicited by the Board of Directors of MacDermid, Incorporated ("MacDermid" or the "Company") for use at the annual meeting of Shareholders of MacDermid and at any and all adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting of Shareholders, at MacDermid, Incorporated, 245 Freight Street, Waterbury, CT. 06702 on Tuesday, April 27, 2004 at 3:00 P.M., EDT.

     Each holder of MacDermid's common stock (the "Common Stock") is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by (1) delivering written notice of such revocation to John L. Cordani, Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671;
(2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or (3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his intention to vote the shares in person.

     Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted (1) for the election of the nominees for directors named below, (2) for ratification of the appointment of KPMG LLP, (3) for approval of the amendment to the 2001 Key Executive Performance Equity Plan, (4) for approval of the amendment to the 1995 Equity Incentive Plan and (5) by the persons granted the proxies in their discretion on any other business properly to come before the Meeting.

     MacDermid has retained D.F. King & Co., Inc. of New York, New York ("King") to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King's services is approximately $4,500, plus reimbursement of expenses. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock of MacDermid. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally, electronically or by telephone. Votes will be counted by employees of The Bank of New York, the Company's transfer agent. MacDermid currently anticipates that John L. Cordani, the Secretary of MacDermid, will be the Inspector of Election who will certify the votes at the meeting of shareholders.

     Only holders of Common Stock of record at the close of business on March 3, 2004 are entitled to notice of and to vote at the Meeting. On that date there were 30,285,977 shares of Common Stock outstanding and entitled to be voted. Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting will be necessary for the election of each nominee for director and for the approval of the other items proposed. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions are counted in determining the shares represented at the Meeting with respect to each proposal presented to shareholders, but broker non-votes are not counted for such purpose.

     Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder's other shares of Common Stock as directed by the shareholder on the enclosed Proxy.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is March 15, 2004. MacDermid's Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2003, accompanies these proxy materials to each shareholder. MacDermid's principal offices are located at 245 Freight Street, Waterbury, Connecticut 06702.

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT
    Please complete, sign and return your proxy card in the enclosed envelope

                         ITEM 1:  ELECTION OF DIRECTORS

     The Board of Directors, pursuant to the By-Laws, as amended, has fixed at six (6) the number of directors to be elected at the Meeting. Shares represented by Proxies will be voted for the election of the nominees for Director listed below, unless otherwise indicated. Each Director of MacDermid shall serve until the next annual meeting or until his successor has been elected and qualified. All nominees are currently Directors of MacDermid.

     Management has no reason to believe that any nominee named below will be unable or unwilling to serve as a Director. If at the time of the Meeting a nominee should be unable to serve, or for good cause will not serve, it is the intention of the persons granted the Proxies to vote in their discretion for such other person as may be designated as a nominee by the Board of Directors of MacDermid.

The following information has been provided by each Director nominee.

                           --NOMINEES FOR DIRECTOR --

DANIEL H. LEEVER - Mr. Leever joined MacDermid in 1982. In 1989, he was appointed Senior Vice President and Chief Operating Officer. The following year, he was appointed President and Chief Executive Officer. In 1998, Mr. Leever was appointed Chairman of the Board and currently serves as Chairman and Chief
Executive Officer. Mr. Leever attended undergraduate school at Kansas State University and the graduate school at the University of New Haven School of Business.

Principal occupation - Chairman of the Board and Chief Executive Officer of MacDermid
Director since 1989
2,191,054 shares - 7.2% (1)
Age:  55


DONALD G. OGILVIE - Mr. Ogilvie has been President and Chief Executive Officer of the American Bankers Association since 2002, and prior to that he served as Executive Vice President since 1985. From 1980 to 1985 he was a Vice President of Celanese Corporation and from 1977 to 1980 Associate Dean of Yale University's School of Organization and Management. Earlier, he held posts in the U.S. Department of Defense and in the Executive Office of the President as Associate Director of National Security and International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale University and an M.B.A. from Stanford University's School of Business.

Principal occupation - President and Chief Executive Officer of American Bankers Association
Director since 1986
39,112 shares - *(2) (3)
Chairman of the Audit Committee and member of the Compensation and Corporate Governance Committees.
Age:  60


JAMES C. SMITH - Mr. Smith is Chairman of the Board (since 1995) and Chief Executive Officer (since 1987) of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut. From 1987 until April 2000, Mr. Smith also served as President of Webster Financial Corporation and Webster Bank. Mr. Smith is active in a number of organizations dedicated to enhancing the quality of life in the communities served by Webster. Mr. Smith has an AB degree from Dartmouth College.

Principal occupation - Chairman of the Board and Chief Executive Officer of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut. Director since 1994
50,389 shares  - * (2) (3)
Member of the Audit, Compensation and Corporate Governance Committees.
Age:  55


JOSEPH M. SILVESTRI - Mr. Silvestri is a partner at Citigroup Venture Capital Ltd where he has been employed since 1990. He is a member of the boards of directors and compensation committees of Triumph Group, Inc., a manufacturer and distributor of aircraft components, and Euramax, a fabricator of aluminum and steel products. Mr. Silvestri is also a director of Worldspan, a global distribution system for the travel industry. Mr. Silvestri has a BS degree from Pennsylvania State University and an MBA degree from Columbia Business School.

Principal occupation - Partner at Citigroup Venture Capital Ltd.
Director since 1999
191,328 shares - * (2) (3)
Member of the Compensation Committee.
Age:      42


T. QUINN SPITZER, JR.- Mr. Spitzer is a partner in McHugh Consulting, a management consulting firm specializing in business strategy and complexity management. Mr. Spitzer has been an independent consultant since 1973. In 1978 he joined the consulting firm of Kepner-Tregoe, Inc. of Princeton, N.J. In 1990, he was appointed President and Chief Executive Officer of Kepner-Tregoe, and in 1996 he also became Chairman of the Board of Kepner-Tregoe. In 1999 he established McHugh Consulting. Mr. Spitzer received his undergraduate education from the University of Virginia and his graduate education from the University of Georgia. He serves on the Board of Directors of UTI, Inc.

Principal Occupation - Partner, McHugh Consulting
Director since 2000
33,205 shares - *(2) (3)
Chairman of the Compensation and Corporate Governance Committees, as well as Lead Director and member of the Audit Committee
Age: 54


ROBERT L. ECKLIN - Mr. Ecklin is Executive Vice President-Optical Communications for Corning Incorporated. He has held this position since January 2001 and has been ExecutiveVice President for Corning since January,1999. He joined Corning in 1961 in the Engineering Division and has held a number of manufacturing and operations positions at Corning. He was formerly plant manager of two Corning facilities and was named Vice President in 1982. In 1990, Mr. Ecklin was appointed Senior Vice President and General Manager, Industrial Products. Mr. Ecklin serves on several boards including Pittsburgh Corning, Inc., Pittsburgh Corning Europe, Inc., and Cormetec Inc., as well as several service organizations, including the Alliance For Manufacturing and Technology for the Southern Tier, the Committee of 50, Alfred Technology Resources, Infotonics Inc. and the State University of New York, Research Board. Mr. Ecklin holds a bachelor's degree in architectural engineering and has completed the Executive Management Program at Dartmouth University.

Principal occupation - Executive Vice President of Corning, Incorporated Director since 2001
28,253 shares - *(2) (3)
Member of the Audit, Compensation and Corporate Governance Committees.

Age: 65

* Indicates less than 1% of the outstanding shares of Common Stock.

                         Notes to Election of Directors


      (1) Includes 150,044 shares held by MacDermid's Profit Sharing and Employee Stock Ownership plans (reported as of December 31, 2003), 147,065 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan and 500,000 shares which may be acquired upon exercise of options granted under the MacDermid Incorporated Stock Option Plan dated July 6, 1998 and 480,000 shares which may be acquired upon the exercise of options granted under the 2001 Key Executive Performance Equity Plan. Includes 7,285 shares held in trust by Mr. Leever for his son and 4,463 shares owned by his spouse, as to all of which Mr. Leever disclaims beneficial ownership. Also includes 199,699 shares held by a certain trust established by Mr. Harold Leever, for which Mr. Daniel Leever is co-trustee. Also includes 100,000 options issued to Mr. Leever pursuant to the terms of the 2001 Key Executive Performance Equity Plan in February, 2004.

     (2)     Owner has sole voting and investment power.

     (3) Includes director's premium options granted under the MacDermid, Incorporated Stock Option Plan to purchase 2,295; 2,295; 3,501; 1,527 and 0 shares for Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin, respectively and options granted under the 2001 Key Executive Performance Equity Plan to purchase 15,779; 15,779; 24,914; 16,003; and 15,779 shares for Messrs. Ogilvie,
Smith, Silvestri, Spitzer and Ecklin, respectively. Also includes 667, 445, 2,554 and 1,715 shares restricted stock issued under the Equity Incentive Plan to Messrs. Ogilvie, Smith, Spitzer and Ecklin, respectively. Includes options to purchase 10,000; 10,000; 10,000; 10,000, and 10,000 shares of common stock granted under the 2001 Key Executive Performance Equity Plan for Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin respectively in February 2004. Also includes388, 259, 259, 647 and 259 shares of restricted stock issued under the 1995 Equity Incentive Plan in February, 2004 for Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin respectively. All remaining shareholdings noted constitute personal or beneficial holdings on behalf of the applicable nominee.

Vote Required
-------------

   Each nominee for director shall be elected by a majority of the votes cast at the Meeting provided a quorum is present. Abstentions are counted in determining the shares represented at the meeting but broker non-votes are not counted for such purpose.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation in the fiscal year ended December 31, 2003.


                             EXECUTIVE COMPENSATION
                             COMPENSATION PHILOSOPHY

     The Compensation Committee is primarily responsible for MacDermid's overall executive compensation policy of compensating MacDermid's officers competitively with those of comparable companies, rewarding exceptional performance where appropriate and providing incentive for future performance through cash incentive payments and equity incentives. In the fiscal year ended December 31, 2003, MacDermid's executive compensation generally had three basic components: annual base salary, short-term cash incentive bonus and equity incentives (long term compensation).

     In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers, in order of emphasis, the following factors: (i) MacDermid's performance, or in certain cases group performance, relative to Committee expectations, (ii) the performance and achievements of MacDermid's executives, individually, and collectively, (iii) the responsibilities of each executive, (iv) the compensation practices of peer companies, and (v) the level of cash compensation and equity incentives required to attract and hold qualified executives.

     The Committee uses a comparative group of specialty chemical companies (the "Comparator Group") to serve as a factor for determining the appropriate cash and equity incentive components of the program. The companies in the Comparator Group are selected based upon their similarity to MacDermid, relative complexity, and scope. Earnings trends, return on equity and other performance measures are compared. The size and composition of the Comparator Group may change from year to year but the Comparator Group is generally the same as or similar to the Standard & Poors Specialty Chemical Index used in the Performance Equity Plan. The Comparator Group is different from the specialty chemical index used in the comparative stock performance graph.

     Before considering the compensation factors discussed above, the Committee targets annual base compensation at a level which, together with incentive bonuses, would provide cash compensation to individual executives at below median market compensation levels for poor corporate or unit performance, at median market compensation levels for good performance, and above median market compensation levels for excellent performance.

                    Base Salary and Annual Bonus Compensation
                    -----------------------------------------

     Executives, other than the Chief Executive Officer, received base salaries and were eligible to receive performance based bonuses. Base salaries were set by the Committee in accordance with the above noted considerations. Primarily base salaries were determined by considering the executive's qualifications and responsibilities as well as the market based compensation practices of peer companies. Executives were also eligible to receive performance bonuses based primarily upon their individual and collective performance as well as the performance of the business units each primarily affects, in comparison to goals which have been pre-established by the Committee early in the fiscal year. The financial goals established by the Committee in determining performance bonuses use the operating profit and owners earnings of the business units most affected by each executive. Thus for this fiscal year the goals established by the Committee have encouraged executives to maximize the operating profit and owners earnings generated by the business units applicable to each executive. Bonuses were paid to the executives based upon the meeting of these pre-established financial goals. Performance bonuses ranged from 0% to 65% of base salary as a function of applicable financial performance in relation to the pre-established financial goals.

                          Long Term Equity Compensation
                          -----------------------------

     During the fiscal year ended December 31, 2003, MacDermid's executives were eligible to receive equity incentives (Stock Options or Restricted Stock Awards) under the MacDermid Special Stock Purchase Plan (the "Special Stock Purchase Plan"), the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Equity Incentive Plan"), the MacDermid Stock Option Plan dated July 6, 1998 (the "Stock Option Plan"), and under the 2001 Key Executive Performance Equity Plan (the "Performance Equity Plan")(the Special Stock Purchase Plan, Equity Incentive Plan, Stock Option Plan, and the Performance Equity Plan, collectively referred to as the "Plans").

     The Committee administers the Plans, and awards equity incentives to executives and other employees of MacDermid. The purpose of awarding equity incentives under the Plans is to enable MacDermid to attract, retain and motivate its employees to exert their best efforts to enhance shareholder value by giving them the ability to participate in the long-term growth of MacDermid. The Committee generally considers the same factors in establishing the amounts of equity awards for MacDermid's executive officers as those listed above. The amounts of the awards are based upon the relative position of each executive officer within MacDermid and individual performance independent of the terms and amount of awards previously granted. The Compensation Committee has a stated policy of not re-pricing options after issuance.

"Stock Option Plan" - No Options Awarded this F.Y.
-------------------
     Stock options awarded under the Stock Option Plan are in the form of options to purchase a specified number of shares of MacDermid common stock at an exercise price which is set at a premium over the market price on the date of grant. The actual premium is set by the Compensation Committee. The period for exercising an option will begin four years after the date of grant and will end ten years after the date of grant. Vesting requirements, if any, are established by the Committee. Unless determined otherwise by the Compensation Committee, the exercise period will automatically terminate ninety (90) days after the grantee ceases to be employed by the Company on a full time basis, for any reason. During the fiscal year no options were granted under the Stock Option Plan.

"Special Stock Purchase Plan" - No Options Awarded this F.Y.
-----------------------------
     Stock Options awarded under the Special Stock Purchase Plan are in the form of options to purchase a specified number of restricted shares of MacDermid Common Stock at an exercise price at least 66.6% of the market price of the Common Stock on the date of award. The options are generally exercisable only during the four-year period beginning on the date of award. However, at the 1996 Annual Meeting, the shareholders approved amendments to the Special Stock Purchase Plan which may extend the foregoing exercise period under certain conditions. The shares of Common Stock acquired upon any exercise are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Committee in its discretion from time to time. No options were granted under the Special Stock Purchase Plan during the fiscal year.

"Equity Incentive Plan" - No Restricted Shares Awarded to Executives this F.Y.
-----------------------
     Restricted stock awards issued under the Equity Incentive Plan generally consist of restricted stock having a fair market value equal to twenty (20) percent of the participant's annual bonus amount made in lieu of the allocable bonus amount plus a matching portion equal to a multiple of the shares awarded in lieu of the allocable bonus amount. Restricted grants may also be made to participants who do not participate in MacDermid's annual bonus. The restricted stock awards may not be sold or transferred for a period of time. The restricted stock is forfeited to MacDermid if the participant's employment with MacDermid is terminated during the restricted period, except in the case of death, permanent disability, involuntary termination without cause or retirement. Such restrictions may, however, be waived by the Committee in its discretion from time to time.

"Performance Equity Plan" -310,000 Options Awarded to Named Officers this F.Y.
-------------------------
     Options to purchase MacDermid common shares pursuant to the terms of the Performance Equity Plan are issued at fair market value at the time of the grant, adjusted annually based upon comparative performance with the S&P Specialty Chemicals Index. The options generally vest at the end of a four (4) year period. The number of options which vest may be increased or decreased based upon MacDermid's cumulative owner earnings during the four year vesting period in relation to targets set by the Committee at the time of the award. The exercise period generally begins upon vesting and ends 10 years from the date of grant or 90 days after termination of the participant's employment for any reason, whichever occurs sooner. During the fiscal year the Committee awarded options to purchase 150,000; 30,000; 30,000; 50,000; and 50,000 shares of MacDermid common stock to Messrs. Leever, Bolingbroke, Cordani, Haji and Largan respectively. Mr. Haji resigned as an officer as of December 31, 2003 and as a result will forfeit the options noted above.

     The Committee believes that the Plans allow executive officers to participate in the enhancement of shareholder value. The Committee has also adopted a stock retention policy (the "Policy") which is designed to encourage MacDermid executives to hold the shares of common stock which arise from the exercise of options under the Plans. The Policy provides that no covered executive shall be entitled to receive additional option grants or restricted share grants unless such executive has retained at least 75% of the aggregate of all common stock that arose from the exercise of options/restricted share grants previously provided to the executive after deduction for payment of applicable taxes and the exercise price. The Committee has retained discretion to waive compliance with the policy in exceptional circumstances. The Committee believes that participation in the Plans, as augmented by the Policy, encourages executives to concentrate on long-term shareholder value growth.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for Daniel H. Leever, MacDermid's Chairman and Chief Executive Officer, was determined in accordance with the terms of the MacDermid, Incorporated Executive Compensation Plan, the material terms of which were approved by the Company's shareholders at the 1998 Annual Meeting. Under the terms of the plan, no base salary is paid to Mr. Leever. The amount of performance based short-term annual compensation which was paid to Mr. Leever during the last fiscal year was based directly and solely upon the following factors: (i) earnings per share, and (ii) the two-year average of earnings per share growth. Compensation under the plan was equal to the sum of two components. The first component was determined by multiplying a base amount of $6,300 by the number of cents per share the Company has earned for the fiscal year up to $1.00. The second component was determined by multiplying the same base amount by the number of cents per share earned by the Company during the fiscal year above $1.00, further multiplied by a factor of from 0 to 2.5, which factor is determined based upon the two year average of earnings per share growth. In determining earnings, the Committee uses its discretion in including or excluding one time or extraordinary gains or losses. Mr. Leever's annual performance based compensation was determined and paid solely in accordance with the terms of the plan as noted above.

     Mr. Leever received options to purchase 150,000 shares of MacDermid common stock pursuant to the terms of the Performance Equity Plan during the last fiscal year.

     The Company is subject to Internal Revenue Code Section 162(m), which could limit the deductibility of certain compensation payments to its executive officers. The Company intends to comply with the requirements of Section 162(m); however, it also weighs the burdens of such compliance against the benefits to be obtained by the Company and may pay compensation that is not fully deductible if it determines that such payments are in the Company's best interests. During this fiscal year, all compensation paid to the Company's executive officers was fully deductible by the Company.

     Respectfully submitted by,


                           THE COMPENSATION COMMITTEE
                              T. Quinn Spitzer, Jr. (Chairman)
                              Donald G. Ogilvie
                              James C. Smith
                              Joseph M Silvestri
                              Robert L. Ecklin


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In the last fiscal year, no executive officer of the Company served on the compensation committee or as a director of another entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors.

     On May 7, 2003, MacDermid agreed to repurchase 2,201,720 shares of common stock from Citicorp Venture Capital, Ltd. ("CVC"). The Purchase and Sale Agreement between MacDermid and CVC has been filed with the SEC on Form 8-K. Joseph M. Silvestri, a partner at CVC, is a director of MacDermid and a member of its Compensation Committee.

                           SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes annual, long-term and other compensation paid by MacDermid for each of its three previous fiscal years plus a shortened fiscal year (the year noted as December, 2001 was a 9 month fiscal year)to MacDermid's Chief Executive Officer and the four other most highly compensated executive officers.




                                                                     Long-Term
                                                                     Compensation
                             Annual    Compensation                  Awards

                                                                                    Securities
Name and                                              Other          Restricted     Underlying   All Other
Principal. . . .  Fiscal     Salary    Bonus          Annual         Stock          Options/     Compensation
Position . . . .  Year                                Compensation   Awards         SARs (2)
                             ($)  (1) ($)  (5)            ($)        ($)  (2)          (#)        ($) (3) (4)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

Daniel H.
Leever . . . . .       2003        -      1,480,500               -             -       150,000        19,620
Chairman and . .       2002        -        732.000               -             -       160,000       308,131
Chief Executive.  Dec. 2001        -        298,367               -             -       170,000     1,141,497
Officer. . . . .       2001        -        541,500               -             -           -       3,195,446

Stephen Largan .       2003  250,833        100,000               -             -        50,000       152,766
Executive. . . .       2002  241,859        300,000               -             -        30,000         7,059
Vice President/.  Dec. 2001  152,507        185,000               -             -        31,000           -
Operations . . .       2001  152,507         30,000               -             -        10,000        75,815

Gregory M. . . .       2003  205,000        100,000               -             -        30,000        14,942
Bolingbroke. . .       2002  183,125        123,000               -             -        30,000        25,556
Senior . . . . .  Dec. 2001  105,000        100,000               -             -        31,000        51,350
Vice President .       2001  122,167         30,000               -             -        10,000       100,008
and Treasurer

Salim Haji (6) .       2003  106,812            -                 -             -        50,000         3,208
Senior . . . . .       2002      -              -                 -             -           -
Vice President .  Dec. 2001      -              -                 -             -           -
                       2001      -              -                 -             -           -

John L. Cordani.       2003  256,667         40,000               -             -        30,000         6,000
Vice President .       2002  157,609        125,000               -             -        50,000         5,500
General Counsel.  Dec. 2001      -           25,000               -             -           -             -
Secretary. . . .       2001      -              -                 -             -           -             -

     (1)      Salary amounts reported for Salim Haji were for services from July, 2003 through December, 2003.
Salary amounts reported for Mr. Cordani in 2002 were for services from June, 2002 through December, 2002.

     (2)     Awarded in fiscal year indicated. Awards listed for 2003 include options to purchase 150,000;
50,000; 30,000; 50,000; and 30,000 shares of MacDermid Common Stock for Messrs. Leever, Largan, Bolingbroke,
Haji and Cordani respectively, which options were granted pursuant to the Performance Equity Plan.  As of
December 31, 2003, none of the named executive officers held shares of restricted stock grants from the 1995
Equity Incentive Plan, which still bore restrictions.

     (3)     Amounts listed for this fiscal year also include Company contributions to the E.S.O.P. in the amounts of $6,000; $6,000; $6,000; $3,208 and $6,000 for Messrs. Leever, Largan, Bolingbroke, Haji and Cordani
respectively, as well as $4,693 in life insurance premiums for Mr. Leever. The amounts also include $8,927;
$2,925 and $3,454 of deemed compensation attributable to Messrs. Leever, Bolingbroke and Largan respectively.
The amounts for Mr. Largan and Mr. Bolingbroke also include $143,312 and $6,017 in relocation allowances respectively.

     (4)     The Company has entered into severance agreements with Messrs. Largan, Bolingbroke and Cordani.
The severance agreements provide for payment of a severance in the amount of one year's base salary, or in some cases two years' compensation, in the case of termination without cause or in the case of termination within two years of a change of control.  A separate employment agreement with Mr. Cordani similarly provides for a minimum annual salary of $250,000 during the term of employment.  Reference is made to copies of the agreements which have been filed with the SEC.

     (5)     Includes bonuses accrued or earned in each year whether or not such bonuses were paid in that year.  Mr. Leever is not paid any salary or bonus, but is instead paid performance based compensation as provided for under the MacDermid, Incorporated Executive Compensation Plan, the material terms of which were approved by the shareholders at the 1998 Annual Shareholder Meeting.

     (6)     Mr. Haji resigned as an officer as of December 31, 2003, and will forfeit the options granted.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to each exercise of stock options during the fiscal year ended December 31, 2003 and the fiscal year end value of unexercised options held by the Chief Executive Officer and the named officers as of December 31, 2003 as an aggregate basis.




                      Shares Acquired                  Number of Securities  Value of
                      on Exercise                      Underlying            Unexercised
                      During Fiscal 2003               Unexercised           In-the-money
                                       #               Options/SARs at FY-   Options at
                                                       End (#) Exercisable/  FY-end ($)
                                          Value        Unexercisable         Exercisable/
Name                                      Realized                           Unexercisable
                                          $       (2)                              (1)
-------------------------------------------------------------------------------------------------

                                                                   647,065/
Daniel  Leever . . .             135,000   3,700,350                480,000  $4,399,375/$967,800

Stephen                                                             40,000/
Largan . . . . . . .                   0           -                121,000         0/$1,586,330

Gregory  Bolingbroke                   0           -         17,200/101,000         0/$1,351,690

Salim
Haji . . . . . . . .                   0           -               0/50,000           0/$287,500

John
Cordani. . . . . . .                   0           -          17,200/90,000         0/$1,220,000



(1)     Value is reported based on the spread between the exercise price and the market price on
December 31, 2003 of $34.24 per share.  Indexing of the exercise price as it relates to options granted under the 2001 Key Executive Performance Equity Plan was not taken into consideration.

(2)     Value reported was calculated based upon the difference between the exercise price and the market close on the day of exercise.  However, the shares acquired remain restricted for four
(4) years from the date of exercise and cannot be sold until November 1, 2007.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2003 by the Company to each of the named executive officers:



Name. . . . . . . .  Number of                                                        Potential     Realizable
                     Shares       Percent of Total   Exercise                         Value at Assumed Rates
                     Underlying   Options Granted    Price           Expiration Date  of Stock Price
                     Options      to all employees                                    Appreciation for Option
                     Granted      in F.Y. 2003        ($/Share) (2)                   Term
                         (#) (1)
                                                                                      5%  $(3)     10% $(3)

Daniel  Leever. . .     150,000               20.6%  $       22.51           2/24/13  0                $2,729,000

Stephen Largan. . .      50,000                6.9%  $       22.51           2/24/13  0                $910,500

Gregory Bolingbroke      30,000                4.1%  $       22.51           2/24/13  0                $546,000

Salim Haji               50,000                6.9%  $       28.49            8/5/13  0                $446,000

John Cordani             30,000                4.1%  $       22.51           2/24/13  0                $546,000



(1)     Represents options granted under the Performance Equity Plan.  Under the terms of the Performance Equity
Plan the exercise price of the options is adjusted based upon the comparative change of the S&P Specialty
Chemicals Index.  These options will first become exercisable four (4) years from the date of grant (February 24,
2007 in the case of Messrs. Leever, Largan, Bolingbroke and Cordani and August 5, 2007 in the case of Mr. Haji).
Mr. Haji resigned as an officer of December 31, 2003 and therefore the options granted to him will be forfeited.

(2)     Reflects the exercise price per share on the date of grant.  Options granted under the Performance Equity
Plan have an exercise price that is adjusted proportionately based upon the comparative change of the S&P
Specialty Chemicals
Index in relation to the Company's share performance.

(3)     Options granted under the Performance Equity Plan have an exercise price which is adjusted based upon comparative change of the S&P Specialty Chemicals Index.  This calculation assumes a 5% annual appreciation of the
S&P Specialty Chemicals Index.  Value is reported based on the spread between the exercise price and the market price on December 31, 2003 of $34.24 per share and the remainder of the option period.

                             EMPLOYEES PENSION PLAN


     The MacDermid Employees Pension Plan (the "Pension Plan") is a qualified defined benefit plan. Pension payments may be made under the Pension Plan upon normal retirement commencing when an executive reaches age 60 based upon credited years of service up to a maximum of 30 years. Annual benefits are calculated on a single-life annuity basis and are subject to offsets for (i) amounts based on the value of the executive's interest in the Profit Sharing Plan as of March 31, 1976, if any, and (ii) 0.45% of the lesser of covered compensation or final average compensation, as defined by the Internal Revenue Code (the "Code") Section 401(1), multiplied by the years of service.

     Under the MacDermid, Incorporated Supplemental Executive Retirement Plan (the "Supplemental Plan"), executive officers are entitled to the difference between the benefits actually paid to them under the Pension Plan and the benefits which they would have received under the Pension Plan were it not for certain restrictions imposed under the Code relating to the amount of benefits payable under the Pension Plan and the amount of annual compensation which may be taken into account in determining benefits under the Pension Plan.

     Assuming that there are no changes in the Pension Plan and that participants historically have had earnings at least equal to the maximum Social Security wage base in each year of employment with MacDermid, the following table illustrates the estimated annual benefit payable for life under the Pension Plan and the Supplemental Plan to an employee retiring at age 60 on December 31, 2003 with maximum service under the Plan of up to 30 years. These benefits do not reflect a Social Security supplement which is payable under the Pension Plan until the employee reaches age 65.

              ESTIMATED ANNUAL PENSION PAYABLE AT NORMAL RETIREMENT
                       BASED ON YEARS OF SERVICE INDICATED



Final average earnings    10 yrs    15yrs   20 yrs    25yrs    30yrs
                         -------  -------  -------  -------  -------
150,000. . . . . . . .   20,025   30,037   40,049   50,062   60,074
200,000. . . . . . . .   27,525   41,287   55,049   68,812   82,574
250,000. . . . . . . .   35,025   52,537   70,049   87,562  105,074
300,000. . . . . . . .   42,525   63,787   85,049  106,312  127,574
350,000. . . . . . . .   50,025   75,037  100,049  125,062  150,074
400,000. . . . . . . .   57,525   86,287  115,049  143,812  172,574
450,000. . . . . . . .   65,025   97,537  130,049  162,562  195,074
500,000. . . . . . . .   72,525  108,787  145,049  181,312  217,574
600,000. . . . . . . .   87,525  131,287  175,049  218,812  262,574
700,000. . . . . . . .  102,525  153,787  205,049  256,312  307,574
800,000. . . . . . . .  117,525  176,287  235,049  293,812  352,574
900,000. . . . . . . .  132,525  198,787  265,049  331,312  397,574


     Covered compensation under the Pension Plan and the Supplemental Plan includes an employee's annual salary and bonus, which, for the Chief Executive Officer and five other named officers, is set forth in the Summary Compensation Table. Messrs. Leever, Cordani, Bolingbroke, Haji and Largan have 24, 17, 11, 0 and 5 years of credited service, respectively, under the Pension Plan.

                            EQUITY COMPENSATION PLANS

     Equity securities of MacDermid have been authorized for issuance under the MacDermid Special Stock Purchase Plan (the "Special Stock Purchase Plan"), the MacDermid Stock Option Plan dated July 6, 1998 (the "Stock Option Plan"), the MacDermid 1995 Equity Incentive Plan (the "Equity Incentive Plan"), the 2001 Key Executive Performance Equity Plan (the "Performance Equity Plan") and the All Employee Stock Option Plan (the "All Employee Option Plan"). Each of the foregoing plans has been approved by MacDermid's shareholders.

     The following table provides information with respect to those equity compensation plans as of December 31, 2003.


                                                                          Number of securities
                                                                       Remaining available for
                        Number of securities to  Weighted average      future issuance under
                        Be issued upon exercise  Exercise price of     equity compensation plans
Plan (1) . . . . . . .  Of outstanding options,  Outstanding options,  (excluding securities
                        Warrants, and rights     Warrants and rights   reflected in first column)
                        -----------------------  --------------------  --------------------------

Special Stock
Purchase Plan. . . . .                  147,065  $            4.33/sh                     154,435

Equity Incentive
Plan . . . . . . . . .                        0                  N/A                      370,722


Stock Option Plan. . .                1,006,650  $           41.73/sh                     493,350
Performance Equity (2)                2,221,994  $           23.24/sh                     778,006
Plan

All Employee
Option Plan. . . . . .                  383,775  $           17.89/sh                     616,225




(1) All of the Company's equity compensation plans have received shareholder approval.(2)



     Under the Performance Equity Plan, the number of options granted is leveraged against performance goals which depending on performance could change the number of options granted from 0.5 to 2.0 times the number of options initially granted. This leveraging aspect is not reflected here.

                            Compensation of Directors
                            -------------------------

     Directors who are employees of MacDermid received no compensation, other than their compensation and benefits received as employees. Directors who are not employees received options to purchase MacDermid common stock, pursuant to the terms of the Performance Equity Plan and/or restricted stock grants pursuant to the terms of the 1995 Equity Incentive Plan. The value of the Director option grants, at the time of the grant, was $40,000 per Director, calculated using the Black-Scholes method of option valuation. Additional option value or restricted share value of $10,000, $15,000 or $25,000 is provided to the directors who serve as committee members, committee chairs or as lead director respectively. MacDermid also provides $50,000 of group life insurance for each outside Director, for which it paid a nominal amount in premiums this year.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     In addition to retaining KPMG LLP to audit the consolidated financial statements for this fiscal year, the Company and its affiliates retained KPMG, to provide various services in fiscal 2002 and 2003, and expect to continue to do so in the future. The aggregate fees billed for professional services in fiscal year, 2002 and 2003 were:

     Audit Fees: $773,168 and $726,606 in fiscal years 2002 and 2003 respectively for services rendered for the annual audit of the Company's consolidated financial statements and the quarterly reviews of the financial statements included in the Company's Forms 10-Q;

- Tax Preparation and Planning Fees: $756,658 and $575,778 in fiscal years 2002 and 2003 respectively for tax services, including tax planning services and return preparation services.

     All Other Fees:  $91,874 for other allowable services during fiscal 2003.

     The Audit Committee (or one or more designated members thereof) pre-approves all auditing and non- auditing services provided by the Company's outside auditor. The Audit Committee has an audit/non-audit services pre-approval policy. This policy is available on MacDermid's website at www.macdermid.com

                              AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of the four directors named below. Each member of the Audit Committee is an independent director as defined by New York Stock Exchange rules and as defined by applicable SEC regulations. The Audit Committee has adopted a written charter which has been approved by the Board of Directors, and which is set forth on the Company's website (www.macdermid.com). The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP ("KPMG"), the Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees)as well as any other matters deemed material by the Committee or KPMG. KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence. The only services, other than audit and audit related services, provided by KPMG to the Company during this fiscal year were tax services, which were determined to be compatible with KPMG's independence. The Committee has determined that each of its members is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

     Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

     The Board of Directors has determined that the Audit Committee's Chairman, Donald Ogilvie, is an audit committee financial expert and meets the requirements of the Audit Committee Charter through the following education and experience:

- Mr. Ogilvie holds a B.A. degree from Yale University and an M.B.A. from Stanford University School of Business.

- As Associate Director of the Office of Management and Budget from 1974-1976, Mr. Ogilvie was responsible for direct oversight of the budgets for the Departments of Defense and of State as well as the budgets for the U.S. intelligence community and foreign aid.

- As Associate Director of the Yale University School of Management, Mr. Ogilvie was responsible for financial, accounting and audit functions.

-     Mr. Ogilvie served as Vice President for the Celanese Corporation.

- As President and CEO of the American Bankers Association, Mr. Ogilvie is responsible for budgeting, accounting and auditing functions, and has frequent involvement with accounting issues. At the ABA, Mr. Ogilvie has continuous involvement with accounting and auditing issues as they affect the financial industry that he serves. Mr. Ogilvie is experienced with regard to audit committees and their function.

- Mr. Ogilvie has been a director of MacDermid since 1986 and a member of its Audit Committee since its formation. As a result, Mr. Ogilvie has extensive knowledge of MacDermid.

     In addition to Mr. Ogilvie, Mr. James Smith is also a member of the Audit Committee. Mr. Smith also has considerable financial expertise including the following:

-     Mr. Smith has an AB degree from Dartmouth College.

- As Treasurer of Webster Bank from 1979-1982, Mr. Smith was directly responsible for many of its financial functions.

- As CEO of Webster Financial, Mr. Smith has responsibility for the integrity of Webster's financial operations and reporting.

- Mr. Smith has served on the Audit Committee of the American Banker's Association.

- As a Director of MacDermid and a member of its Audit Committee since 1994, Mr. Smith has developed an extensive knowledge of MacDermid.

     In view of the foregoing, the Board of Directors has determined that the Audit Committee has an independent Audit Committee financial expert and possesses the necessary financial expertise to properly carry out its functions in accordance with its Charter and all applicable regulations.

     The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

     Donald Ogilvie (Chairman)
     Robert Ecklin
     James Smith
     T. Quinn Spitzer

                          COMPARATIVE STOCK PERFORMANCE


     The following graph and chart compare, during the five-year period commencing December 31, 1998 (at the market close) and ending December 31, 2003, the annual change in the cumulative total return on MacDermid's Common Stock with the Standard and Poors 500 and the Media General Specialty Chemicals Stock indices, assuming an investment of $100 on December 31, 1998 (at the market close) and the reinvestment of any dividends.


                        FIVE YEAR CUMULATIVE TOTAL RETURN


                                   (Graph)
























          Past share performance should not be viewed as necessarily indicative of future performance.

Graph Dollar Values     1998      1999     2000     2001     2002     2003
-------------------     ----     -----     ----     ----     ----     ----
MacDermid, Inc.         100       105       49       44       59       89

Standard & Poors        100       121      110       97       76       97
500

Specialty Chemicals     100        97       95      102       85      109

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND OF MANAGEMENT

       The following table sets forth information as of December 31, 2003, (unless otherwise noted) with respect to ownership of common stock by any person known by MacDermid to be a beneficial owner of more than 5% of its common stock, by MacDermid's C.E.O. and four other most highly compensated executive officers and by all Directors and officers of MacDermid as a group. Unless otherwise noted, each person has sole voting and disposition power with respect to such person's shares. The total shares of common stock beneficially owned by the officers includes the right to acquire ownership through exercisable stock options.

     Beneficial Owner                      Number of Shares            Percent
                                           Beneficially Owned          of Class
-------------------------------------------------------------------------------
     FIVE PERCENT BENEFICIAL OWNERS

     MacDermid Employees Profit Sharing,              2,749,769       9.1 % (1)
     Pension and Stock Ownership Plans
     MacDermid Equipment, Inc. 401(K) Plan
     245 Freight Street
     Waterbury, Connecticut  06702

     Fleet Boston Financial Corporation               1,753,792       5.8 % (2)
     100 Federal Street
     Boston, Massachusetts 02110

     Vanguard/Primecap Fund, Inc.                     1,701,000       5.6 % (3)
     100 Vanguard Blvd.
     Malverne, PA 19355

     Daniel H. Leever                                 2,191,054       7.2 % (4)
     c/o MacDermid, Incorporated
     245 Freight Street
     Waterbury, CT 06702

     NAMED EXECUTIVE OFFICERS

Daniel H. Leever                                      2,191,054  (4)  7.2 %

Stephen Largan                                          208,201  (5)      *

Gregory M. Bolingbroke                                  157,423  (5)      *

Salim Haji                                               50,320  (5)      *

John L. Cordani                                         128,793  (5)      *

All Directors, Director
Nominees and Officers                                 3,300,131  (5) 10.9 %
as a group (13 persons)
-------------------------------------------------------------------------------
     *Less than 1% of shares outstanding
(1) 2,356,514 shares in the MacDermid Employees Profit Sharing and Employee Stock Ownership Plans are beneficially owned by the trustee of the plans, Charles Schwab Trust Company, and 393,255 shares in the MacDermid, Incorporated Employees Pension Plan are beneficially owned by the trustee of the plan, Wachovia Securities. Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension
Plan  may  vote  all  the  MacDermid  shares  beneficially  owned  thereunder.

(2) The information for Fleet Boston Financial Corporation ("Fleet") is taken from its Schedule 13G dated December 31, 2003. Fleet has sole voting power with respect to 703,687 shares, shared voting power with respect to 844,000 shares, sole dispositive power with respect to 812,287 shares and shared dispositive power with respect to 911,989 shares.

(3)     The information for Vanguard Primecap Fund, Inc. is taken from its
Schedule 13G dated December 31, 2003. Vanguard indicates no disposition power with respect to 1,701,000 shares.

(4) Additional explanation of the shares beneficially owned by Mr. Leever is provided in the footnotes under Election of Directors.

(5) Includes shares reported by Mr. Leever as provided in the footnotes under Election of Directors. Also includes 14,975; 1,593; 3,201 and 320 shares held by Messrs. Bolingbroke, Cordani, Largan and Haji respectively in the MacDermid Profit Sharing and Employee Stock Ownership Plans, 91,000; 80,000; 111,000 and 50,000 options to purchase shares of MacDermid common stock granted to Messrs. Bolingbroke, Cordani, Largan and Haji respectively under the Performance Equity Plan and 50,000, 27,200 and 27,200 options to purchase shares of MacDermid common stock granted to Messrs. Largan, Bolingbroke and Cordani respectively under the Stock Option Plan. Also includes options to purchase 42,000; 20,000; and 20,000 shares of common stock pursuant to the Performance Equity Plan which were granted to Messrs. Largan, Bolingbroke and Cordani in February 2004.

                              CORPORATE GOVERNANCE

Board of Directors
------------------

     The Board of Directors held four (4) regular meetings during this fiscal year. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and the committees of which they were members. The Board has Audit, Compensation and Corporate Governance Committees. The non-management Directors schedule regular executive sessions in which they meet without management participation. T. Quinn Spitzer is the lead non-management director. The board of Directors has determined that it is composed of a majority of independent directors as independence is defined for board members in the New York Stock Exchange listing standards.

Audit Committee
---------------

     The Audit Committee appoints independent auditors, determines the scope of the audit examination and the independence of the auditors, reviews and approves non-audit services provided by the auditors, reviews findings and recommendations of the auditors and management's response thereto and reviews MacDermid's internal audit function. The Committee had four (4) regular meetings during the last fiscal year. Members of the Committee are Donald Ogilvie (Chairman), Robert Ecklin, James Smith and T. Quinn Spitzer. The Audit Committee Charter is available on the Company's website at www.macdermid.com.

Compensation Committee
----------------------

     The Compensation Committee reviews and determines officer compensation. It administers the Special Stock Purchase Plan, the Stock Option Plan, the Equity Incentive Plan and the Performance Equity Plan, determining the persons to whom stock options and restricted shares are to be granted, the number of options or restricted shares to be granted, the conditions of the grant, and the manner in which the exercise price shall be payable. The Committee, which met three (3) times during the last fiscal year, included T. Quinn Spitzer (Chairman), Donald
G. Ogilvie, James C. Smith, Joseph M. Silvestri, and Robert L. Ecklin. The Compensation Committee Charter is available on the Company's website at www.macdermid.com.

Corporate Governance Committee
------------------------------

     The Corporate Governance Committee reviews and makes recommendations to the Board with regard to director nominees. Any shareholder wishing to recommend a nominee to the Board should do so in writing addressed to John L. Cordani, Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671. The Corporate Governance Committee also reviews corporate governance in view of the principles and policies set by the Committee. The Committee which met three times during this fiscal year is comprised of T. Quinn Spitzer (Chairman), Robert Ecklin, Donald Ogilvie and James Smith. The Committee regularly meets outside of the presence of management. The Corporate Governance Committee Charter and MacDermid's Corporate Governance and Ethics Policies are available on the Company's website at www.macdermid.com. The members of the Corporate Governance Committee are independent as independence for nominating Committee members is defined in the New York Stock Exchange listing standards.

     MacDermid has adopted a formal Corporate Compliance and Ethics Policy which is applicable to all employees, officers, and directors of the Company. The terms of the Corporate Compliance and Ethics Policy are available on MacDermid's web site at www.macdermid.com. Any suspected compliance or ethical breaches can be reported as provided for in MacDermid's Ethics and Compliance Policy.

                        Shareholder Communication Policy
                        --------------------------------

     The Corporate Governance Committee of the Company has adopted a Shareholder Communication Policy that provides procedures enabling shareholders to communicate with Directors. A copy of the policy is posted on the Company's website at www.macdermid.com. Shareholders are encouraged to communicate with Directors by following the procedures provided in the policy.

                          Shareholder Nomination Policy
                          -----------------------------

     The Corporate Governance Committee of the Company has adopted a Shareholder Nomination Policy that provides procedures enabling shareholders to suggest individuals to the Corporate Governance Committee for consideration as Director nominees. A copy of the policy is posted on the Company's website at www.macdermid.com. Shareholders are encouraged to provide such suggestions by following the procedures provided in the policy. For any shareholder recommendation to be considered by the Committee for the 2005 annual shareholder meeting it must be received by the Company no later than November 15, 2004.


                            Certain Relationships and
                            -------------------------
                              Related Transactions
                              --------------------

     On May 7, 2003, MacDermid agreed to repurchase 2,201,720 shares of common stock from Citicorp Venture Capital, Ltd. ("CVC"). The Purchase and Sale Agreement between MacDermid and CVC has been filed with the SEC on Form 8-K. Joseph M. Silvestri, a partner at CVC, is a director of MacDermid and a member of its Compensation Committee.

     MacDermid has engaged the services of Carmody & Torrance, LLP., a law firm. John L. Cordani, the Company's Secretary and General Counsel is also a partner of the firm. Mr. Cordani has no direct or indirect interest in any revenues earned or received by the firm from MacDermid or its subsidiaries.

                                     ITEM 2.


                         RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

     The independent public accountants for MacDermid for fiscal year 2003 were KPMG LLP ("KPMG"), which firm has been selected to be MacDermid's auditors for next fiscal year by the Audit Committee of the Board of Directors, subject to the ratification of the shareholders. At the Meeting, a representative of KPMG will have the opportunity to make a statement if he or she wishes to do so and will be available to answer any appropriate questions that may be asked by shareholders.

Vote Required
-------------
This proposal shall be approved by a majority of the votes cast at the Meeting provided a quorum is present. Abstentions are counted in determining the shares represented at the meeting but broker non-votes are not counted for such purpose.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                     ITEM 3.
                                     -------

     PROPOSAL TO APPROVE AN AMMENDMENT TO THE MACDERMID, INCORPORATED 2001 KEY
                        EXECUTIVE PERFORMANCE EQUITY PLAN

     The Board of Directors recommends that the shareholders approve an amendment to the MacDermid, Incorporated 2001 Key Executive Performance Equity Plan (the "Executive Plan"). The Board of Directors is asking shareholders to approve the amendment, for among other reasons to (i) add an additional two (2) million shares to the shares subject to issuance under the Plan, (ii) to allow the Committee to use Owner Earnings and/or Earnings Per Share targets as performance goals under the Plan and (iii) to provide for a fixed exercise price after the end of the sixth (6th) year following the grant date. A summary of the principal features of, and material changes to, the Executive Plan is provided below, but the summary is qualified in its entirety by reference to the full text of the Executive Plan, which was filed electronically with the Securities and Exchange Commission with MacDermid's proxy statement for the Annual Meeting held on July 25, 2001, the amendment to the Executive Plan adopted at the May 1, 2002 meeting (also filed with the SEC) and the amendment to the Executive Plan, which is being filed with this proxy statement and is attached hereto as Appendix A.

     On May 21, 2001, the Board of Directors adopted the Executive Plan, which was approved by the shareholders at the Annual Meeting held on July 25, 2001. The Executive Plan was amended with shareholder approval at the annual 2002 shareholder meeting. The Executive Plan, as amended, is a performance-based plan which provides for the ability to grant to directors, officers and other key employees of MacDermid and its subsidiaries options to purchase Common Stock under the terms and conditions of the Executive Plan. The Executive Plan closely aligns the incentive compensation of MacDermid's directors, officers and key employees with the interests of MacDermid's shareholders, since the amount of incentive compensation received by such individuals under the Executive Plan is based upon both (i) MacDermid's earnings performance and (ii) MacDermid's share price performance relative to other specialty chemical companies. On February 19, 2004, the Board of Directors adopted amendments to the Executive Plan, subject to shareholder approval, primarily to accomplish the purposes noted above. Currently, there are six (6) directors and seventy-five (75) executives and other key employees world-wide who are eligible to receive option grants under the Executive Plan. On March 3, 2004, the closing price of MacDermid Common Stock on the New York Stock Exchange was $38.12 per share.

The following table sets forth the options received by the specified individuals (groups) under the Executive Plan since the plan's inception:

Individual/Group                         Options Received (#)
================                         ====================

Named Executive Officers
------------------------
Daniel Leever                                   580,000
Stephen Largan                                  153,000
Gregory Bolingbroke                             111,000
Salim Haji                                       50,000
John Cordani                                    100,000

All Current Executive Officers as a Group       994,000

Non Executive Directors
-----------------------
Donald Ogilvie                                   25,779
James Smith                                      25,779
Joseph Silvestri                                 34,914
T. Quinn Spitzer                                 26,003
Robert Ecklin                                    25,779

All Current Non Executive Directors as a Group  138,254

Each Associate of any Director or Executive Officer   0

All Non-Executive Employees                   1,727,994



                        Material Changes in the Amendment

     As described above, the amendment to the Executive Plan will:

- Add an additional two (2) million shares to the shares subject to issuance under the Plan thereby increasing the number of shares subject to issuance under the Executive Plan from three (3) million to a total of five (5) million;
- Allow the Committee to use Owner Earnings and/or Earnings Per Share targets as performance goals under the Plan; and
- Provide that the exercise price of granted options after the end of the sixth (6th) year following the grant date be fixed by ceasing the indexing provided for during the first six (6) years.

     The Board of Directors believes that these amendments are appropriate since
(i) the Board wishes to continue to use the Executive Plan to issue options and the shares subject to issuance under the Executive Plan are nearly exhausted given the reserve requirements noted below, (ii) the Board believes that it is appropriate to use Owner Earnings and/or Earnings Per Share as performance targets, and (iii) the Board believes that it is appropriate to fix (i.e. cease the annual index adjustment of) the exercise price after the end of the first six (6) years of indexing in order to not encourage market timing by the grantees in their decision to exercise. It should be noted that the Executive Plan provides for a potential multiplier (generally from 0.5 to 2) that applies to the granted number of options. The determination of the applicable multiplier is made at the end of the four (4) year vesting period based upon the Company's owner earnings and/or earnings per share performance during the vesting period. The potential multiplier therefore requires that the Committee reserve an adequate number of ungranted options under the plan to cover the effect of the potential multiplier.

                                 Administration

     The Executive Plan is administered by a committee of not fewer than two members of the Board of Directors (the "Committee"), each of whom must be a "Non-Employee Director' within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code. The Committee is the Compensation Committee of the Board of Directors. The Committee may adopt such rules and regulations as it may deem desirable for administration of the Executive Plan.

                            Shares Available; Awards

     Under the Executive Plan, as amended herein, options may be granted to purchase an aggregate amount of up to five million (5,000,000) shares of Common Stock. Such shares may be treasury shares or may be authorized and unissued shares. As of March 3, 2004, 274,006 shares remain available for grants of awards under the Executive Plan, not including the additional two (2) million shares pursuant to this amendment. Under the Executive Plan, key employees as designated by the Committee, officers and directors are eligible to receive awards, provided that in no event shall any individual be granted options during any single calendar year to acquire more than 1 million shares of Common Stock. The option exercise price will be the fair market value of MacDermid's Common Stock at the time the option is granted, adjusted annually based upon the comparative performance of the S&P Specialty Chemicals index or another index chosen by the Committee. The exercise price will be fixed after the end of the first six (6) years of any option grant. Options will normally vest at the end of four (4) years after the date of grant in an amount equal to the amount of the initial grant, multiplied by an option multiple or fraction determined by the Committee. The option multiple or fraction will be based upon the cumulative percentage growth in Owner Earnings and/or Earnings per share during the four year vesting period. Owner Earnings is a measure of free cash flow generated by the business and equals the net cash flow generated from operations, less the net capital expenditures incurred by MacDermid during the corresponding period.

     The period for exercising an option (the "Exercise Period") will begin on the date the option vests, which will generally be four (4) years after the date of grant, and will end ten (10) years after the date of grant. Unless specifically determined otherwise by the Committee, the Exercise Period will automatically terminate ninety (90) days after the optionee ceases to be employed by MacDermid on a full-time basis for any reason, other than retirement at normal retirement age (or as otherwise determined by the Committee). Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issuance thereof, will be paid at the time of exercise of an option.

     In the event that an optionee retires from MacDermid upon normal retirement at or after the age of sixty (60) (or as otherwise determined by the Committee), during the four year vesting period, the optionee will be deemed (solely for vesting purposes under this plan) to have remained employed by MacDermid from the date of such retirement or termination until the end of the four year vesting period. At such time, in the case of a retiree, the Exercise Period will commence, and will end ten (10) years after the date of grant. In the case of an optionee terminated by MacDermid without Cause during the four (4) year vesting period, the Exercise Period will commence upon vesting on the date of such termination and will automatically terminate (90) days later. Regardless of the multiplier formula determined by the Committee, in no event will the multiplier applicable in the case of an optionee terminated without Cause exceed one (1), and the options will vest only in a prorated manner, with 25% of such options vesting for each year lapsed between the grant date and the date of termination without Cause.

     In the event of a Reorganization (as defined below) or a change of Control (as defined in the Executive Plan, as amended), all options then outstanding and unvested shall immediately vest and become exercisable.

                                 Transferability

     Unless specifically determined otherwise by the Committee, options granted under the Executive Plan are not assignable or transferable by a participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title 1 of the Employee Retirement Income Security Act of 1974 or the rules thereunder.

                      Amendment, Suspension or Termination

     The Board may amend, suspend or terminate the Executive Plan or any portion thereof at any time provided that (a) no such action will be taken which impairs the rights of any participant under any outstanding option without such participant's consent and (b) no amendment will be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

                              Adjustments of Awards

     In the event that MacDermid's outstanding shares of Common Stock are increased or decreased as the result of a stock dividend, stock split, recapitalization or other similar event, the number of shares available for issuance under the Executive Plan may be adjusted to the extent the Committee deems appropriate to preserve the rights of the participants.

     In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation or otherwise recapitalizes or reorganizes (other than with a subsidiary controlled by MacDermid) or sells or conveys to another corporation all or substantially all of MacDermid's assets (each a "Reorganization"), the Committee will have the right to substitute in any previously granted options the same or similar kind and amount of securities and/or property which the participant would have been able to acquire if the participant had exercised such option immediately before the first of such Reorganizations and continued to hold such securities and property which came to that participant as a result of that and subsequent Reorganizations, less all securities and property to be surrendered in connection with such Reorganization.

                         Federal Income Tax Consequences

     Non-qualified Options. A person who is granted a non-qualified option under the Executive Plan will not have taxable income on the date of grant unless the option has a readily ascertainable fair market value at that time. Generally, there is no such readily ascertainable fair market value for these options. The holder of a non-qualified option granted under the Executive Plan that does not have taxable income on the date of grant will be deemed to have received compensation income on the date of exercise equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. The optionee's basis in such shares will be increased by the amount which is deemed compensation income. For the year in which such an option is exercised, MacDermid will be entitled to a deduction equal to the amount the optionee is required to include in his or her income as compensation, provided MacDermid satisfies its reporting requirements. When the optionee disposes of such shares, he or she will recognize capital gain or loss in an amount equal to the difference between the amount realized on disposition and the basis in the shares (as increased by the amount of compensation income previously realized by the optionee). Any capital gain on an optionee's disposition of shares that are held for more than 12 months will be subject to federal tax at the long-term capital gain rate. Any capital gain on an optionee's disposition of shares held for 12 months or less will be subject to tax as the short-term capital gain.

     Incentive Stock Options. As in the case of a non-qualified option, the optionee recognizes no taxable income upon the grant of an incentive stock option. Unlike a non-qualified option, however, the optionee will not recognize compensation income upon the exercise of an incentive stock option, and no corresponding expense deduction will be available to MacDermid. Generally, if an optionee holds shares acquired upon the exercise of an incentive stock option until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a subsequent sale of the shares will be treated as long-term capital gain subject to tax at a maximum long-term capital gain rate. The federal income tax effect on the holder of incentive stock options is to defer, until the purchased shares are sold, taxation of any increase in the shares' value from the time of grant to the time of exercise.

     If the optionee sells shares acquired upon the exercise of an incentive stock option prior to the expiration of the Statutory Holding Period, he or she will recognize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the date of sale less the option price. Subject to Section 162(m) of the Code, MacDermid will be entitled to a corresponding expense deduction. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as short-term capital gain, and taxed at ordinary rates.

     For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-qualified stock option. Thus, in the year of option exercise, an optionee generally must include in his or her alternative minimum taxable income the difference between the option exercise price and the fair market value of the shares on the date of exercise. The amount of adjusted net alternative minimum tax paid in any taxable year is available as a credit against regular tax in future years.

     Compensation Deduction. Section 162(m) of the Code provides a $1 million limit for deductions of MacDermid with respect to the compensation of its Chief Executive Officer and four other most highly compensated executive officers. Stock options (whether non-qualified stock options or incentive stock options treated as non-qualified stock options by reason of the disposition of the underlying incentive stock prior to the end of the Statutory Holding Period) will be excluded from this limitation provided that the exercise price of the option is equal to the fair market value of MacDermid's shares subject to the option on the date of grant, and certain other requirements relating to the composition of the Compensation Committee and shareholder approval of the Executive Plan are met.

     The foregoing discussion does not take into account any changes in the Code or the regulations thereunder which may occur after the date of this Proxy Statement, and is only a summary of the material Federal income tax consequences of option awards and exercises under the Executive Plan; it is not intended to be all inclusive or to constitute tax advice, and does not cover possible foreign, state or local tax consequences. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Executive Plan.

     Future Awards

      The amount of the awards to be granted in the future to current or future participating directors and executive officers will be decided at the time they are granted and cannot be determined at this time. Actual amounts will depend on a number of factors, including an individual's potential contribution to the business, compensation practices at the time, retention issues and MacDermid's stock price. MacDermid believes that, had the amendment been in effect in fiscal 2003, the amount of awards under the Executive Plan would not have been materially different.

     Vote Required

     Approval of the amendment to the Executive Plan will require the affirmative vote of the holders of a majority of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention therefore will have the practical effect of voting against adoption of the amendment to the Executive Plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment to the Executive Plan and will have no effect on the vote.



                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE "FOR" APPROVAL
                          AND ADOPTION OF THE AMENDMENT
                             TO THE EXECUTIVE PLAN.

                                     ITEM 4

                  PROPOSAL TO AMEND THE MACDERMID, INCORPORATED
                           1995 EQUITY INCENTIVE PLAN

     The Board of Directors recommends that the shareholders approve certain amendments (the "Amendments") to the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Plan") intended to provide the Committee with additional discretion in granting restricted stock awards. The Board of Directors has determined that this additional discretion is necessary to properly utilize the Plan. The Board of Directors of the Company adopted the proposed Amendments, subject to shareholder approval, at a board meeting held on February 19, 2004.

     The Board of Directors is of the opinion that the Plan has been of significant importance and benefit to the Company and its shareholders in enabling the Company to attract and retain officers and other key employees and in aligning their interests with the interests of the shareholders. In the view of the Board of Directors, the proposed Amendments will enable the Company to continue to realize the benefits of the restricted stock grants made under the Plan.

     A summary of the proposed Amendments is sent forth below, followed by a description of the terms of the Plan. The full text of the amended Plan is annexed to this proxy statement as Exhibit B, and the summary is qualified in its entirety by reference to Appendix B.

Shares subject to the Plan
--------------------------

     The Plan as originally approved by the stockholders at the July 20, 1995 Annual Meeting of Shareholders provided for 50,000 shares of Common stock to be available for issuance under the Plan. An amendment at the 1997 shareholder's meeting revised the foregoing number to 300,000. A subsequent 3 for 1 split in the Common Stock increased the number of shares available to 900,000.

Material Changes in the Amendment
---------------------------------

     The amendment to the Plan deletes the requirement that a restricted share grant be tied to a participant's annual bonus, if applicable. The Board has determined that this restriction is no longer advisable since situations frequently arise where restricted share grants would be appropriate separate and apart from annual bonus payments. For example, restricted share grants may be used to provide special recognition for a particular accomplishment, for director compensation, or as replacement for certain non-qualified retirement obligations. As a result, the Board recommends that the restrictions tying grants to bonuses be deleted and that the Compensation Committee be given discretion to provide grants without these restrictions. At March 3, 2004, there were 368,910 shares remaining in the Plan for restricted stock grants.

     The following table sets forth the restricted shares received by the specified individuals (groups) under the 1995 Equity Incentive Plan since the Plan's inception:




                                                     Restricted Shares
                                                     ==================
Individual/Group. . . . . . . . . . . . . . . . . .  Received(#)
===================================================  ==================
Named Executive Officers
---------------------------------------------------
Daniel Leever . . . . . . . . . . . . . . . . . . .             119,673
Stephen Largan. . . . . . . . . . . . . . . . . . .                   0
Gregory Bolingbroke . . . . . . . . . . . . . . . .               5,175
Salim Haji. . . . . . . . . . . . . . . . . . . . .                   0
John Cordani. . . . . . . . . . . . . . . . . . . .               5,029

All current Executive Officers as a group . . . . .             129,877

Non-Executive Directors
---------------------------------------------------
Donald Ogilvie. . . . . . . . . . . . . . . . . . .               1,055
James Smith . . . . . . . . . . . . . . . . . . . .                 704
Joseph Silvestri. . . . . . . . . . . . . . . . . .                 259
T. Quinn Spitzer. . . . . . . . . . . . . . . . . .               3,201
Robert Ecklin . . . . . . . . . . . . . . . . . . .               1,974

All current Non-Executive Directors as a group. . .               7,193
Each Associate of any Director or Executive Officer                   0
All Non-Executive Employees . . . . . . . . . . . .             399,401



Summary of the Plan
-------------------

     The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit B.

     The Plan is administered by a committee of not fewer than two members of the Board of Directors (the "Committee"), each of whom must be a "non-employee director" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and an "outside director" within the meaning of section 162(m)(4)(c)(i) of the Internal Revenue Code (the "Code"). The Committee is the Compensation Committee of the Board of Directors. The Committee may adopt such rules and regulations as it may deem desirable for administration of the Plan.

     Under the Plan, as amended, restricted shares may be granted for an aggregate, subject to certain adjustments, of up to 900,000 shares of Common Stock. Such shares may be treasury shares or may be authorized and unissued shares. Not more than 50,000 restricted shares may be issued under the Plan in any one year. On March 3, 2004, the closing price of a share of MacDermid stock was $38.12. A participant who is awarded restricted stock will have no rights with respect to such award unless the participant accepts the award by written instrument delivered to the Company. Subject to certain exceptions, all shares of restricted stock issued under the Plan must be held and cannot be sold or otherwise transferred by the participant (except to MacDermid for the price paid therefor) for a period of four (4) years from the date of the award. In its sole discretion, the Committee may waive the restrictions against transfer applicable to the shares prior to the expiration of the four (4) year period.

     Under the Plan the Committee will select the appropriate individuals who will participate. Subject to the provisions of the Plan, the Committee will then determine the size of the award of restricted stock ("Restricted Stock"), the conditions under which the award will be made, the purchase price to be paid, and the restrictions to be placed upon the shares. A participant will have all the rights of a stockholder with respect to the Restricted Stock awarded to him or her including voting and dividend rights, subject to any applicable restrictions on transfer and MacDermid repurchase rights, and subject to any other conditions contained in the award.

     If a participant's employment by MacDermid is terminated for any reason other than death, retirement in accordance with MacDermid's qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant is required, at MacDermid's option, to sell such shares to MacDermid for the price he or she paid for the shares. However, if a participant's employment is terminated due to death or permanent disability any restrictions on the transfer of shares held by the participant pursuant to the Plan will lapse and such shares may be freely transferred.

     If a participant's employment by MacDermid is terminated by retirement in accordance with MacDermid's qualified pension plan at or after attainment of age sixty (60) while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant will be required to sell such shares to MacDermid for the price paid therefor if the Committee, determines that the participant has engaged in misconduct, or if the participant competes with MacDermid within the restriction period. If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to restrictions, the restrictions on such shares will be deemed to have lapsed in annual installments of twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date. Provision is made in the Plan for waiver of restrictions, at the discretion of the Committee.

     In the event that MacDermid's outstanding shares of Common Stock are increased or decreased as the result of a stock dividend, stock split, recapitalization or other similar event, the number of shares available for issuance under the Plan may be adjusted to the extent the Committee deems appropriate, with the approval of counsel, to preserve the rights of the participants.

     In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation or otherwise recapitalizes or reorganizes (other than with a subsidiary controlled by MacDermid), or sells or conveys to another corporation all or substantially all of MacDermid's assets (each a "Reorganization"), a Plan participant will have the right upon receipt of shares pursuant to an award to acquire the same kind and amount of securities and property which the participant would have been able to acquire if the participant had received such shares immediately before the Reorganization. In addition, the Committee will have the right in connection with any Reorganization to terminate all outstanding awards and/or to remove restrictions from some or all outstanding shares of restricted stock.

     If any person or entity owns or acquires, directly or indirectly, shares of the capital stock of MacDermid entitled to cast 25% or more of the votes to be cast generally in an election of directors (other than any such shares owned or acquired by any qualified employee benefit plan maintained by MacDermid), all restriction imposed on any shares of Common Stock issued pursuant to the Plan will immediately lapse unless all members of the Board, who were members before such event and who comprise a majority of the Board of Directors, determine otherwise by unanimous vote.

     The Board of Directors may amend, suspend, or terminate the Plan except that no action may be taken which impairs participants' rights under outstanding awards without their consent and no amendment may be made without shareholder approval where such approval is required under Rule 16b-3. The Committee may substitute new awards for awards previously granted to participants.

Federal Income Tax Consequences
-------------------------------

     A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for the stock. If the election is made, no taxable income will be recognized when the shares subject to the election are no longer subject to forfeiture. If the shares subject to the election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income. Subject to the limitations of Section 162(m) of the Code, MacDermid, in general, will be entitled to a deduction equal to the amount of income recognized by the recipient in respect of the transfer of the shares of Restricted Stock. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares after the forfeiture period has expired begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

     The choice of individuals who will participate in the Plan is subject to the discretion of the Committee. In addition, any award made is subject to acceptance by the participant in accordance with its terms. As a result, it is not possible to indicate at this time the specific awards which may be received hereafter by any individual participant or groups of participants under the Plan.

Vote Required
-------------

     Approval of the amendment to the Plan will require the affirmative vote of the holders of a majority of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention therefore will have the practical effect of voting against adoption of the amendment to the Executive Plan.
Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment to the Executive Plan and will have no effect on the vote.


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" APPROVAL AND
                     ADOPTION OF THE AMENDMENT TO THIS PLAN


                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy statement relating to the 2005 annual meeting must comply in all respects with the rules and regulations of the Securities and Exchange Commission and be received at MacDermid's principal executive offices at 245 Freight Street, Waterbury, Connecticut 06702-0671 no later than November 15, 2004. Such proposals should be addressed to the attention of John L. Cordani, Secretary.


                                  MISCELLANEOUS

     The Board of Directors knows of no matters other than those referenced in the Notice of Annual Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

     It is important that proxies be returned prior to the Meeting.
Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.



March 15, 2004                    The Board of Directors




     MacDermid, Incorporated will provide without charge, to any shareholder, upon written request, a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2003. Such request should be directed to John L. Cordani, Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671.

APPENDIX A
----------

MACDERMID, INCORPORATED
2001 KEY EXECUTIVE PERFORMANCE EQUITY PLAN
Dated May 21, 2001

1. Purposes.
------------

     The purposes of the MacDermid, Incorporated 2001 Key Executive Performance Equity Plan (the "Plan") are (i) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") to grant to its key employees, officers, and directors the means to acquire a proprietary interest in the Company, in order that such persons will have additional long term financial incentives to contribute to the Company's growth and profitability; (ii) to enhance the ability of the Company to attract and retain in its employ and service individuals of outstanding ability upon whom the success of the Company will depend; and (iii) to align the interests of the Company's directors, officers, and key employees with those of its shareholders.

2. Administration.
------------------

     The Plan shall be administered by a committee of not fewer than two members of the Board of Directors (the "Committee") appointed by the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended (the "Act") and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan, provided however that the Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act or any successor provision.

3. Grant of Awards.
-------------------

     Subject to the terms and provisions of the Plan, options to purchase shares of Common Stock of the Company shall be granted on behalf of the Company by, and at the discretion of, the Committee. Subject to the terms of the Plan, the Committee may place restrictions on options granted, as the Committee deems appropriate. The Committee, from time to time within the limits of the Plan, shall determine the persons to whom options are to be granted, the number of shares to be optioned, the manner in which the option price shall be payable and other conditions and limitations applicable to the exercise of the options. Options granted under the Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or non-qualified stock options. Each option granted under the Plan shall be designated by the Committee at the time the option is granted as either an incentive stock option or a non-qualified stock option, provided, however, that in no event shall any individual be granted options during any single calendar year to acquire more than 1 million shares of Common Stock of the Company.

4.  Shares Subject to the Plan.
-------------------------------

     Subject to adjustment as provided herein, an aggregate of   three
five  (  3    5,000,000)  shares of the Common Stock of the Company (the
"Common Stock"), shall be available for issuance pursuant to options granted under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. All shares subject to options that shall have terminated or shall have been forfeited in whole or in part or canceled for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) shall be available for issuance pursuant to options granted subsequently under the Plan.

5. Participants.
----------------

     Key employees, as designated by the Committee, officers, and directors of the Company shall be eligible to receive options and thereby become participants in the Plan. Receipt of an option shall in no way be deemed to constitute a contract or promise of continued employment by the Company or appointment to the Board.

6. Option Price.
----------------

     The price per share at which Common Stock may be purchased upon exercise of an option under the Plan shall be the fair market value of such shares at the time the option is granted, adjusted annually on such date as determined by the Committee for the first six (6) years after the date of option grant based upon
          ----------------------------------------------------------
the S&P Specialty Chemicals Index, or such other index as determined by the Committee. For purposes of the Plan, "fair market value" shall mean the average closing price of the Company's Common Stock on the final five (5) trading days preceeding the date of grant. The exercise price of any option grant, after the
                              -------------------------------------------------
first six (6) years of annual adjustment as provided for above, shall be fixed
------------------------------------------------------------------------------
and no further index based adjustments will be made for the remainder of the
----------------------------------------------------------------------------
option period.
--------------

7. Right to Exercise.
---------------------

     Except as otherwise provided in Sections 11 and 12 of this Plan, subject to the Company attaining Owner Earnings and/or Earnings Per Share targets
                                     -------------------------
established by the Committee, options granted under the Plan will first become exercisable by the grantee, or 'vest,' at the end of the four (4) year period commencing on the date of grant, provided that in the case of employees the grantee remains in the continuous employ of the Company from the date of grant to the end of the four (4) year vesting period. Notwithstanding the foregoing, in the event that a grantee retires from the employ of the Company upon normal retirement at or after the age of sixty (60), (or as otherwise determined by the Committee), during the four (4) year vesting period, the grantee shall be deemed, solely for purposes of the foregoing sentence and the second sentence of
Section 8 hereof, to have remained in the continuous employ of the Company on a full time basis from the date of such retirement until the end of the four (4) year vesting period. Provided further that if a grantee is terminated without Cause (as defined herein) during the four (4) year vesting period then the options shall vest, in a prorated manner, on the date of termination without Cause and the grantee must exercise, if at all, such vested options only within ninety (90) days from the date of termination without Cause. The amount of vested options shall generally be determined by multiplying the amount of options specified in the option grant by a multiplier based upon the Company's cumulative Owner Earnings growth and/or Earnings Per Share growth during the four (4) year vesting period. The specific multiplier formula and applicable Owner Earnings and/or Earnings Per Share targets shall be determined by the Committee for each grant, provided, however, that, regardless of the multiplier formula determined by the Committee, in no event shall the multiplier applicable in the case of a grantee whose employment is terminated by the Company without Cause exceed the number one (1). In the case of a grantee whose employment was terminated without Cause during the four (4) year vesting period, options will vest on a prorated basis with 25% of the options vesting for each year from the grant date to the date of termination without Cause. For purposes of this Plan, (a) 'Owner Earnings' shall mean the net cash flow
                      ----
generated from operations of the Company, less net capital expenditures during the corresponding period, or such other calculation as determined by the Committee, (b) Earnings Per Share shall be as defined by U.S. generally accepted accounting principles with such adjustments for extra ordinary items as determined by the Committee in its discretion , and ( c ) a grantee shall be deemed to have been terminated by the Company without Cause in the event of any involuntary termination by the Company other than a termination for any one or more of the following reasons:

(i) the grantee is convicted of or pleads guilty or nolo contendere to any crime constituting a felony (other than an offense related to the operation of an automobile that results only in a fine or other non-custodial penalty) or involving dishonesty or moral turpitude;

(ii) the grantee engages in any activity that amounts to negligence and that significantly and adversely affects the business affairs or reputation of the Company;

(iii) the grantee willfully fails to perform his or her duties or performs such duties in a grossly negligent manner, which failure or performance continues for twenty (20) days after written notice from the Company to the grantee specifying such failure or performance;

(iv) the grantee violates the Company's standard policies, or violates the law, and such violation creates a substantial liability (actual or potential) for the Company.

8. Exercise Period.
-------------------

     Subject to Section 12, the period for exercising an option (the "Exercise Period") shall begin on the later of (i) the date such option vests, as determined in accordance with this Plan, and (ii) the date of approval of the Plan by the Company's shareholders, and shall end ten (10) years after the date of grant. Notwithstanding the foregoing, unless specifically determined otherwise by the Committee, the Exercise Period shall automatically terminate ninety (90) days after the grantee ceases to be employed by the Company on a full time basis, for any reason other than normal retirement at or after the attainment of age sixty (60) (or as otherwise determined by the Committee).

9. Payment for Shares and Related Matters.
------------------------------------------

     Full payment for shares purchased pursuant to the exercise of an option granted under this Plan, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be paid at the time of such exercise and shall be made in cash or by certified or bank cashier's check or, in the discretion of the Committee, in whole or in part by delivery of shares of Common Stock of the Company having a fair market value at the date of such delivery (determined in a manner approved by the Committee) of not less than the amount for which payment is being made by delivery of the shares. The Company shall issue no certificates for shares until (a) full payment therefore has been made and (b) the participant purchasing such shares provides for payment to (or withholding by) the Company of all amounts required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to such purchase, and a participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him or her.

10.  Nontransferability.
------------------------

     Unless specifically determined otherwise by the Committee, no option shall be assignable or transferable by a participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Each option shall be exercisable during the lifetime of a participant only by such participant, except that, if permissible under applicable law, an option may also be exercised by the guardian or legal representative of a participant.


11. Effect of Changes in Common Stock.
--------------------------------------

     In the event that the outstanding shares of Common Stock of the Company are increased or decreased as a result of a stock dividend, stock split, recapitalization or other means having the same effect, the number of shares available for issuance under the Plan, the number of shares issuable pursuant to any outstanding option, and the exercise price of any option outstanding under the Plan, shall be adjusted as the Committee shall deem appropriate, in its sole discretion, to preserve unimpaired the rights of the participants. All determinations made by the Committee hereunder shall be conclusive and binding upon the participants.

12. Effect of Reorganizations or Change of Control.
---------------------------------------------------

     In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock (other than as provided in Section 11) or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of outstanding shares of Common Stock), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations," the Committee shall have the right to substitute in any previously granted options, the same or similar kind and amount of securities and/or property which any participant would then have if such participant had exercised such option immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or cancelled pursuant to any of same, the adjustment rights in Section 11 and this Section being continuing and cumulative. In any such event, such options may be exercised or converted, to the extent permitted by their terms, prior to or simultaneously with the consummation of such Reorganization. In connection with a Reorganization or in the event of a change of control (as hereinafter defined), all of the options granted under the Plan and then outstanding shall become fully exercisable notwithstanding any provision of the Plan or the applicable option agreement(s) to the contrary. In such event, the amount of Owner Earnings and/or Earnings Per Share assumed for option vesting purposes shall be the maximum Owner Earnings and/or Earnings Per Share targets then in effect under the Plan.
The Committee, in its discretion, shall determine the appropriate index to establish the exercise price for such options, and shall consider the potential economic loss to participants in making such determination to preserve the rights of the participants.

     For purposes of this Plan, a "Change of Control" means (i) the acquisition by any person or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Act), except for an employee benefit plan sponsored by the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of (A) the outstanding shares of Common Stock of the Company, or (B) the combined voting power of the then outstanding voting securities of the Company that are entitled to vote generally in the election of directors, or (ii) individuals who as of January 1, 2002 are members of the Board (or directors whose subsequent nomination or election was approved by a vote of at least a majority of such incumbents, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents other than by the Board to which Regulation 14A promulgated under the Act applies, or other actual or threatened solicitation of proxies or consents other than by the Board) cease for any reason to constitute a majority of the Board.

13. Effective Date of Plan.
---------------------------

     Subject to the approval of the shareholders of the Company, the Plan shall be effective on May 21, 2001. Prior to such approval, options may be granted under the Plan expressly subject to such approval. In the event that the shareholders do not approve the Plan within twelve months after its adoption, then the Plan and each option, if any, granted thereunder, shall be null and void.

14. Amendment and Termination; Modification.
--------------------------------------------

     The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (i) no such action shall be taken which impairs the rights of any participant under any outstanding option, without such participant's consent, and (ii) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision. The Committee may substitute new options for, or modify the terms of, options previously granted to participants, including, without limitation, previously granted options having higher exercise prices, provided that no such action shall be taken which impairs the rights of any participant under any outstanding option, without such participant's consent.

15. Section 16 Exemption.
-------------------------

     The Committee shall take all reasonable measures to qualify for the exemption provided by Rule 16b-3 of the Act, the grant and exercise of options to acquire Common Stock by the Plan participants who are subject to Section 16 of the Act. The Committee and the Board shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

16. Interpretation.
-------------------

     The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be made in the Committee's sole discretion and shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

APPENDIX B                    MACDERMID, INCORPORATED
----------
                           1995 EQUITY INCENTIVE PLAN


1.     Purposes.  The purposes of the MacDermid, Incorporated 1995 Equity
       ---------
Incentive Plan (the "Plan") are (a) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") to provide to its employees the means to acquire a proprietary interest in the Company, in order that such persons will have additional financial incentives to contribute to the Company's growth and profitability, and (b) to enhance the ability of the Company to attract and retain individuals of outstanding ability upon whom the success of the Company will depend. The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of restricted stock, all as more fully described below.

2.     Administration. The Plan shall be administered by a committee of not
       ---------------
fewer than two members of the Board of Directors of the Company (the "Board). Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16B-3(c) under the Securities Exchange Act of 1934, as amended (the "Act") and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder. The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act or any successor provision.

3.     Participants.  All officers, directors and employees of the Company shall
       ------------       -----------------------
be eligible to receive Awards and thereby become participants in the Plan. In granting Awards the Committee may include or exclude previous participants in the Plan as the Committee may determine. Receipt of an Award shall in no way be deemed to constitute a consent to or promise of continued employment by the Company.

4.     Shares Subject to the Plan.  Subject to adjustment as provided herein, an
       --------------------------
aggregate of up to 900,000 shares of the Common Stock, without par value per share (the "Common Stock"), shall be available for issuance under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. If any Award in respect of shares of Common Stock is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment of any tax obligation on the Award, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such forfeiture or decrease, shall again be available for award under the Plan.

5.     Grant of Awards.
       ----------------

     (a) Subject to the provisions of the Plan, the Committee may award shares of restricted stock to a participant under the Plan. A restricted stock Award entitles the recipient to acquire, for a purchase price equal to or exceeding par value, shares of Common Stock subject to the restrictions described in
Section 6 below ("Restricted Stock"). A maximum of 50,000 shares of Restricted Stock may be awarded by the Committee in any year.


     (b) Subject to the provisions of the Plan, the Committee shall determine the persons to whom Awards are to be granted, the size of the Award and all other terms and conditions of the Award provided however, that in the case of a Plan participant who is also then a participant in a Company annual bonus plan, any Award granted by the Committee to such participant shall be comprised of:

  (i) That number of shares of Restricted Stock having a fair market value as of the date of the Award, as determined in good faith by the Committee equal to twenty (20) percent of the annual bonus payout awarded to the participant under the applicable bonus plan (such Award to be in lieu of payment of the allocable bonus amount); plus
        (ii)The additional number of shares, if any, which the Committee in its sole discretion determines is appropriate to award to the participant for long term compensation and which is a fraction or multiple of the number of shares awarded to the participant under the immediately preceding clause (i), provided, further, however, that in no event shall the fair market value of shares awarded to any participant under the preceding clauses (i) and (ii) exceed in any year one hundred (100) percent of the annual bonus payout awarded to the participant under the applicable bonus plan.

6.     Terms of Restricted Stock.
       --------------------------

     (a) A participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

     (b) A participant who receives Restricted Stock will have all rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in this Section 6 and any other conditions imposed by the Committee at the time of grant. If the Committee determines so, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until (i) such shares are free of all restrictions under the Plan, and (ii) the participant provides for payment to (or withholding by) the Company of all amounts, if any, required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to the issuance of such shares to the participant.

     (c) Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except to the Company (if the Company agrees to purchase the shares) for an amount equal to the price paid for the shares, for a period of four (4) years from the date of issuance pursuant to an Award; provided, however, that the Committee in its sole discretion may determine from time to time for any reason to waive in whole or in part the restrictions applicable to any shares prior to the expiration of such four (4) year period.

     (d) If the employment of a holder of shares of Restricted stock is terminated for any reason other than death, retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause, while the shares are subject to the restrictions described in the immediately preceding paragraph, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

     (e) If the employment of a holder of shares of Restricted Stock is terminated for retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), and the Committee, at any time while the shares are subject to the restrictions described in paragraph (c) above, determines that the holder, either before or after termination of the holder's employment by the Company, (i) has committed an act of misconduct for which he or she could have been discharged for cause by the Company, or (ii) has engaged directly or indirectly, in competition with the Company, whether as an officer, employee, agent, proprietor or otherwise of, or by having any material investment or other material interest in, any business that involves in whole or in part any product or device similar to or competitive with any product or device sold by the Company during the employment of the holder or under active development by the Company at the time of the holder's cessation of employment, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

     (f) If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall be deemed to have lapsed in annual installments as follows: twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date (reduced in the event of any resulting fraction to the next lowest whole number).

     (g) If the employment of a holder of shares of Restricted Stock is terminated due to death or permanent disability, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall lapse as of the date of such event, and the holder shall be free to dispose of the shares without further restriction.

   (h) The restrictions imposed under this Section 6 shall apply as well to all shares or other securities issued in respect of shares in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization. Any stock certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares.

7.     Conditions to Effectiveness of the Plan.  The Plan shall not become
       ----------------------------------------
effective, and any Awards granted under the Plan shall not be effective, unless and until the Plan shall have been duly approved by the shareholders of the Company.

8.     Amendment and Termination. The Board by resolution at any time may amend,
       -------------------------
suspend or terminate the Plan, provided that (a) no such action shall be taken which impairs the rights of any participant under any outstanding Award, without such participant's consent, and (b) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

9.     Effect of Changes in Common Stock.  If the Company shall combine,
       ----------------------------------
subdivide or reclassify the shares of Common Stock which have been or may be awarded under the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which Awards may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each Award outstanding at the time of any such action, the number and class of shares subject to such Award shall likewise be appropriately adjusted, all to such extent as may be determined by the Committee in its sole discretion, with the approval of counsel, to be necessary to preserve unimpaired the rights of the participant. Each and every such determination shall be conclusive and binding upon the participants.

10.     Effect of Reorganizations.  In case of any one or more
        --------------------------
reclassifications, changes or exchanges of outstanding shares of common Stock or other stock (other than as provided in Section 11), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of shares of the Company), or in case of any one or more sales or conveyances to any other corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations," a participant shall have the right, upon any subsequent receipt of shares pursuant to an Award, to acquire the same kind and amount of securities and property which such participant would then have if such participant had received such shares immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of the same, the adjustment rights in
Section 9 and this Section 10 being continuing and cumulative.
     Notwithstanding any provision of Section 6 or any foregoing provision of this Section 10 to the contrary, the Committee shall have the right in connection with any Reorganization, upon not less than thirty (30) days' written notice to the participants, to terminate all outstanding Awards. In connection with such termination, the Committee in its discretion, prior to the effective date of the reorganization, may remove the restrictions from some or all outstanding shares of Restricted Stock.

11.     Change in Control.  In the event that at any time after the effective
        ------------------
date of the Plan the Company shall have a "Principal Stockholder," as hereinafter defined, then notwithstanding anything to the contrary contained herein, upon the date such event occurs, all restrictions imposed pursuant to
Section 6 with respect to shares shall immediately lapse, unless the Board by unanimous vote of members who served as directors before such event and who constitute at least fifty-one (51) percent of the Board determines otherwise.

     For purposes of this Section 11, (a) the term "Principal Stockholder" means any corporation, person or other entity ("person") owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast twenty-five percent (25%) or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes of this Section 11 as one class; (b) in determining such ownership, a person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its "affiliate" or "associate," as hereinafter defined, has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of the company or (ii) which is its "affiliate" or "associate;"(c) a person shall be deemed to be an "affiliate" of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (d) the term "associate" used to indicate a relationship with any person shall mean (A) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity security, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

12.     General Provisions.
        -------------------

     (a) Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, any Common Stock or other equity security offered under the Plan to a person subject to Section 16 of the Act may not be sold for at least six months after acquisition.

     (b) Each Award under the Plan shall be evidenced by a writing delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax or regulatory laws and accounting principles.

     (c) The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (d) No Award may be transferred other than by will or by the laws of descent and distribution.

     (e) When a participant purchases Restricted Stock pursuant to an Award for a price equal to the par value of the Restricted Stock, the Committee in its discretion may determine that such price has been satisfied by past services rendered by the participant.

13.     Interpretation.  The interpretation and construction of any provision of
        ---------------
the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

APPENDIX C
----------

                                      Front



PROXY               MACDERMID, INCORPORATED                    PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         Annual Meeting of Shareholders
                         April 27, 2004 at 3:00 P.M.,EDT
                           at MacDermid, Incorporated
                245 Freight Street,  Waterbury, Connecticut 06702.

     The undersigned hereby constitutes and appoints DANIEL H. LEEVER or his designee, attorney and proxy to act on behalf of the undersigned at said meeting and at any adjournment thereof (the "Meeting"), with authority to vote on the following matters all shares of stock which the undersigned would be entitled to vote at the Meeting if personally present as directed on the reverse side hereof with respect to the items set forth in the accompanying Proxy Statement and in his discretion upon such other matters as may properly come before the Meeting.

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY VOTING INSTRUCTION CARD
                            IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                                     Reverse

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

A vote FOR items 1 through 4 is recommended by the Board of Directors.

1.   Election of Directors
Nominees: Daniel H. Leever, Donald G. Ogilvie, James C. Smith, Joseph M. Silvestri, T. Quinn Spitzer and Robert L. Ecklin.

             FOR        WITHHOLD      FOR ALL (Except Nominee(s)
             [ ]          [ ]           [ ]          written below)

2. Ratification of the appointment of KPMG L.L.P. as Independent Accountants for the fiscal year ended December 31, 2004.

     FOR        AGAINST           ABSTAIN
     [ ]          [ ]               [ ]

3. Approval of the proposed amendment for the 2001 Key Executive Performance Equity Plan

     FOR        AGAINST           ABSTAIN
     [ ]          [ ]               [ ]

4. Approval of the proposed amendment to the 1995 Equity Incentive Plan

     FOR        AGAINST           ABSTAIN
     [ ]          [ ]               [ ]

5. In their discretion, upon any other matters as may properly come before the meeting.

           AUTHORITY        AUTHORITY     ABSTAIN
           GRANTED          WITHHELD
             [ ]               [ ]           [ ]

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the above matters.

Dated:____________________,2004
Signature(s)_____________________________
            _____________________________
            NOTE:Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee, guardian, corporate officer, etc., please give your full title.

[Space is provided for a mailing label containing the shareholder's name, address, account number, CUSIP number, sequence number and number of shares.]